EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Twin Lakes, Inc. (the "Company") on Form 10-QSB/A for the period ending March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Kirk M. Warshaw, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                    /s/ Kirk M. Warshaw
                                    --------------------------------------------
                                    Kirk M. Warshaw
                                    Chief Financial Officer
                                    February 25, 2005


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Twin Lakes, Inc. and will be retained by Twin Lakes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.